Exhibit 4.17

[FORM OF] CONVERTIBLE PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Amount: $________	Westminster, California
Instrument #:	Issuance Date: _____

FOR VALUE RECEIVED, BIOLARGO, INC., a corporation organized under the laws of the state of Delaware (“Issuer”), promises to pay to the order of ______________________ (hereafter, together with any subsequent holder hereof, called “Holder”), at its office, at “Holder’s Address” (as that term is defined below), or at such other place as Holder may direct, the “Amount” noted above (the “Loan Amount”), payable on June 20, 2020 (the “Maturity Date”). This convertible note is duly authorized issue of the Issuer, purchased by the initial Holder in the Issuer’s Summer 2017 Unit Offering pursuant to the subscription agreement (“Subscription Agreement”) submitted by the original Holder and accepted by the Issuer on the “Issuance Date” noted above (the “Issuance Date”), and designated as its “Summer 2017 Unit Offering Convertible Note” (referred to herein as the “Note”). This Note is issued as part of a “Unit”, comprised of this Note and a stock purchase warrant, at a Unit Price of $____, issued to the original Holder in conjunction with the Company’s Summer 2017 Unit Offering. This principal amount of this Note is convertible, pursuant to the terms set forth herein, at $____ per share (“Conversion Price”).

The Issuer agrees to pay interest on the unpaid principal amount of the Loan Amount from time to time outstanding hereunder at the following rates per year, compounded annually: (i) before the Maturity Date, whether by acceleration or otherwise, at the rate per annum equal to twelve percent (12%); (ii) after the Maturity Date, until paid, at a rate per annum equal to fifteen percent (15%).

Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America, or in Common Stock of the Issuer, at the Issuer’s option, as set forth below.

     The Note is subject to the following additional provisions:

1.     Interest. Accrual of interest shall commence as of the Issuance Date. Interest will be paid quarterly on March 20th, June 20th, September 20th, and December 20th (the first quarter pro-rated based on the actual number of days elapsed in said quarter), on the date of the conversion of the Note (mandatory or voluntary, as set forth below), and also on the Maturity Date, such interest to be paid, at the Company’s option, in cash or in that number of shares of Common Stock of the Issuer (the “Common Stock”) at a price per share equal to the average closing price of the Company’s common stock for the 20 trading days preceding a given interest due date (“Interest Conversion Price”). Unless otherwise agreed in writing by both parties hereto, the interest so payable will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Issuer regarding registration and transfers of the Note (the “Note Register”), provided, however, that the Issuer’s obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions contained in this Note and the Subscription Agreement that the original Holder executed at the time of making an investment in the Issuer.

2.     Withholdings. The Issuer shall be entitled to withhold from all payments of principal and/or interest of this Note any amounts required to be withheld under the applicable provisions of the Internal Revenue Code of 1986, as amended, or other applicable laws at the time of such payments.

3.     Transfer. This Note has been issued subject to investment representations of the original Holder hereof and may be transferred or exchanged only in compliance with the Securities Act and applicable state securities laws and in compliance with the restrictions on transfer provided in the Subscription Agreement. Prior to the due presentment for such transfer of this Note, the Issuer and any agent of the Issuer may treat the person in whose name this Note is duly registered in the Note Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Note is overdue, and neither the Issuer nor any such agent shall be affected by notice to the contrary. The transferee shall be bound, as the original Holder by the same representations and terms described herein and under the Subscription Agreement.

4.     Conversion by Holder. The Holder may, at its option, at any time convert the principal amount of this Note or any portion thereof, into such number of shares of fully paid and non-assessable Common Stock of the Issuer (“Conversion Shares”) as is obtained by dividing the Loan Amount by the Conversion Price. The right to convert the Note may be exercised by the Holder by telecopying, emailing to ShareholderServices@BioLargo.com, mailing (via first class mail, postage prepaid) or personally delivering an executed and completed notice of conversion (the “Notice of Voluntary Conversion”) to the Issuer. The business day on which a Notice of Voluntary Conversion is delivered in accordance with the provisions hereof shall be deemed the “Voluntary Conversion Date”. The Holder must return to Issuer the original Note. The Issuer shall cause the issuance of the Conversion Shares to an account in Holder’s name at Issuer’s transfer agent, or, upon Holder’s request, issue and deliver a paper certificate representing the Conversion Shares, within ten business days after the later to occur of (i) the Voluntary Conversion Date or (ii) the business day on which the Issuer has received from the Holder the original Note being so converted. Accrued interest shall be due on the Voluntary Conversion Date and paid as set forth above in Paragraph 1.

5.     Conversion by Issuer – Prior to Maturity Date. If the following two conditions are met, the Issuer may, at its option, “call” the Note due and issue shares of its common stock in full payment thereof: (i) the “Conversion Shares” are subject to an effective registration statement filed with the Securities & Exchange Commission, and (ii) the Issuer’s common stock last trades for ten (10) consecutive trading days at a value of at least three times the Unit Price. The foregoing does not create an obligation by the Issuer to register the Conversion Shares. If such conditions are met, the Issuer may require the Holder to convert the principal amount of the Note or any portion thereof, into such number of Conversion Shares as is obtained by dividing the Loan Amount by the Conversion Price. The obligation of the Holder to convert the Note may be exercised by the Company by telecopying, emailing, mailing (via first class mail, postage prepaid) or personally delivering an executed and completed notice of conversion (the “Notice of Mandatory Conversion”) to the Holder’s Address maintained in the Note Register. The Holder covenants and agrees to acknowledge a Notice of Mandatory Conversion in writing by completing, dating and signing such Notice of Mandatory Conversion and returning it to the Company by telecopier, electronic mail, first class mail (postage prepaid) or personal delivery (the “Holder Acknowledgment Date”), along with the original Note. The business day on which the Company delivers a Notice of Mandatory Conversion in accordance with the provisions hereof shall be deemed the “Mandatory Conversion Date”. The Holder must return to Issuer the original Note, if not held by the Company. The Issuer will cause the issuance of Conversion Shares to an account in Holder’s name at Issuer’s transfer agent, or, upon Holder’s request, issue and deliver a paper certificate representing the Conversion shares, within ten business days after the later to occur of (i) the Holder Acknowledgment Date or (ii) the date that the Issuer has received from the Holder the original Note being so converted. Accrued interest shall be due on the Mandatory Conversion Date and paid as set forth above in Paragraph 1.

6.     Conversion by Issuer – at Maturity. At the Maturity Date, the Issuer may, at its option, require the Holder to convert the principal amount of the Note or any portion thereof, into such number of Conversion Shares as is obtained by dividing the Loan Amount by the Conversion Price. The obligation of the Holder to convert the Note may be exercised by the Company by telecopying, emailing, mailing (via first class mail, postage prepaid) or personally delivering an executed and completed notice of conversion (the “Notice of Mandatory Conversion”) to the Holder’s Address maintained in the Note Register. The Holder covenants and agrees to acknowledge a Notice of Mandatory Conversion in writing by completing, dating and signing such Notice of Mandatory Conversion and returning it to the Company by telecopier, electronic mail, first class mail (postage prepaid) or personal delivery (the “Holder Acknowledgment Date”), along with the original Note. The business day on which the Company delivers a Notice of Mandatory Conversion in accordance with the provisions hereof shall be deemed the “Mandatory Conversion Date”. The Holder must return to Issuer the original Note, if not held by the Company. The Issuer will cause the issuance of Conversion Shares to an account in Holder’s name at Issuer’s transfer agent, or, upon Holder’s request, issue and deliver a paper certificate representing the Conversion shares, within ten Business Days after the later to occur of (i) the Holder Acknowledgment Date or (ii) the date that the Issuer has received from the Holder the original Note being so converted. Accrued interest shall be due on the Mandatory Conversion Date and paid as set forth above in Paragraph 1.

7.     Reduction of Principal upon Conversion. The principal amount of this Note, and any accrued interest thereon, shall be reduced as per that principal amount indicated on the Notice of Voluntary Conversion or Notice of Mandatory Conversion, as the case may be, upon the proper receipt by the Holder of such Conversion Shares due upon such Notice of Voluntary Conversion or Notice of Mandatory Conversion.

8.     Adjustment. The number of Conversion Shares shall be adjusted as follows. If the Issuer shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, the number of Conversion Shares in effect immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the number of Conversion Shares in effect immediately prior to such subdivision shall be proportionately decreased.

9.      No provision of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, upon an Event of Default (as defined below), to pay the principal of, and interest on this Note at the place, time, and rate, and in the coin or currency herein prescribed.

10.     Events of Default. Each of the following occurrences is hereby defined as an “Event of Default”:

a.     Nonpayment. The Issuer shall fail to make any payment of principal, interest, or other amounts payable hereunder when and as due; or

b.     Dissolutions, etc. The Issuer or any subsidiary shall fail to comply with any provision concerning its existence or any prohibition against dissolution, liquidation, merger, consolidation or sale of assets; or

c.     Noncompliance with this Agreement. The Issuer shall fail to comply in any material respect with any provision hereof, which failure does not otherwise constitute an Event of Default, and such failure shall continue for ten (10) days after the occurrence of such failure; or

d.     Bankruptcy. Any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against the Issuer or any of its subsidiaries, or the Issuer or any of its subsidiaries shall take any step toward, or to authorize, such a proceeding; or

e.     Insolvency. The Issuer shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

11.     Holder’s Election upon Default. If one or more “Events of Default” shall occur, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) or cured as provided herein, at the option of the Holder, and in the Holder’s sole discretion, the Holder may elect to consider this Note (and all interest through such date) immediately due and payable. In order to so elect, the Holder must deliver written notice of the election and the amount due to the Issuer via certified mail, return receipt requested, at the Issuer’s address as set forth herein (or any other address provided to the Holder), and thereafter the Issuer shall have ten business days upon receipt to cure the Event of Default, pay the Note, or convert the amount due on the Note pursuant to the conversion formula set forth above. It is agreed that in the event of such action, such Holder shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys. The parties acknowledge that a change in control of the Issuer shall not be deemed to be an Event of Default as set forth herein.

12.     Invalid or Unenforceable Provisions. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

13.     Voting Rights. This Note does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Issuer prior to the conversion into Common Stock thereof, except as provided by applicable law. If, however, at the time of the surrender of this Note and conversion the Holder hereof shall be entitled to convert this Note, the Conversion Shares so issued shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the Conversion Date.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed by an officer thereunto duly authorized.

BIOLARGO, INC. /S/DENNIS P CALVERT By___________________________ Name: Dennis P. Calvert, President

NOTICE OF VOLUNTARY CONVERSION

SUMMER 2017 UNIT OFFERING

(To be Executed by the Registered Holder in order to convert the Note)

The undersigned hereby irrevocably elects to convert $_______________ of the principal amount due on the Convertible Promissory Note instrument number _____ (“Note”), plus outstanding interest due on the amount converted, into shares of Common Stock of BioLargo, Inc., according to the conditions set forth in the Note. Shares due for principal shall be calculated based on the Conversion Price set forth in the Note. Shares due for accrued interest shall be calculated based on the average closing price of the Company’s common stock for the 20-trading days preceding the delivery date of this Notice, pursuant to the terms of the Note.

The undersigned represents and warrants to BioLargo that, as of the date hereof, the undersigned is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Exchange Act of 1934, as amended.

Signature:                                                     Date Signed: _____________________

NOTICE OF MANDATORY CONVERSION

   (To be Executed by the Company in order to required the Holder to convert the Note)

     The undersigned hereby notifies you of its irrevocably election to require you to convert $___________ of the principal amount of the above Note, and $__________ of accrued and unpaid interest, into ___________ Shares of Common Stock of BioLargo, Inc. according to the conditions hereof, as of the date written below.

Date of Mandatory Conversion:	BIOLARGO, INC. By (Signature) Print Name: Title: ____________________________